                                                                   Exhibit 10.45

                      INTEGRATED INFORMATION SYSTEMS, INC.
                      2002 BROAD-BASED STOCK INCENTIVE PLAN

ARTICLE 1
                                     PURPOSE

     1.1 GENERAL. The purpose of the Integrated Information Systems, Inc. 2002
Broad-Based Stock Incentive Plan (the "Plan") is to promote the success and enhance the value of Integrated Information Systems, Inc. (the "Company") by
linking the personal interests of its employees, officers, and executives of the
Company to those of Company stockholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to stockholders of the Company. The Plan is intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, and executives of the Company upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. This Plan is further intended to qualify as a
"broadly-based" plan under the National Association of Securities Dealers,
Inc.'s Marketplace Rules for purposes of the exception to shareholder approval requirements.

ARTICLE 2
                             EFFECTIVE DATE AND TERM

     2.1 EFFECTIVE DATE. The Plan is effective as of January 1, 2002 (the
"Effective Date").

     2.2 TERM. The Plan shall expire on, and no additional Awards may be issued after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Award Agreement.

ARTICLE 3
                          DEFINITIONS AND CONSTRUCTION

     3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this
Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

          (a) "Award" means any Option or Restricted Stock Award granted to a
     Participant under the Plan.

          (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Cause" means (except as otherwise provided in an Award Agreement)
     if the Board, in its reasonable and good faith discretion, determines that the employee, consultant

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2002 Broad-Based Stock Incentive Plan
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     or advisor (i) has developed or pursued interests substantially adverse to the Company, (ii) materially breached any employment, engagement, confidentiality, non-competition/non-solicitation or similar agreement, or other agreement or otherwise failed to satisfactorily discharge his or her duties, (iii) has not devoted all or substantially all of his or her business time, effort and attention to the affairs of the Company (or such lesser amount as has been agreed to in writing by the Company), (iv) is convicted of a felony involving moral turpitude, or (v) has engaged in activities or omissions that are detrimental to the well-being of the
     Company. If, subsequent to a Participant's termination of employment or services, it is discovered that such Participant's employment or services could have been terminated for Cause, the Participant's employment or services shall, at the election of the Board, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

          (e) "Change of Control" means and includes each of the following
     (except as otherwise provided in an Award Agreement):

               (1) there shall be consummated any consolidation or merger of the
          Company in which the Company is not the continuing or surviving entity, or pursuant to which Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Stock immediately prior to the merger either (A) have the same proportionate ownership of beneficial interest of common stock or other voting securities of the surviving entity immediately after the merger or (B) own, in the aggregate, at least a majority of the outstanding shares of capital stock of the combined entity immediately after the merger.

               (2) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets aggregating more than 50% of the assets of the Company and its subsidiaries (taken as a whole), other than pursuant to a
          sale-leaseback, structured finance or other form of financing transaction;

               (3) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company; or

               (4) any person (as such term is used in Section 13(d) and
          14(d)(2) of the Exchange Act), other than any current stockholder of the Company or affiliate thereof or any employee benefit plan of the
          Company or any subsidiary of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, shall become the beneficial owner (within the meaning of Rule
          13d-3 under the Exchange Act) of 20% or more of the Company's outstanding Stock, unless approved in advance of such acquisition by the Board.

          (f) "Code" means the Internal Revenue Code of 1986, as amended.

          (g) "Committee" means the committee of the Board described in Article
     4.

          (h) "Disability" shall mean (unless otherwise defined in an employment agreement between the Company or any of its Subsidiaries and the
     Participant or in the Participant's Award Agreement) any illness or other physical or mental condition of a Participant

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     which renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which in the judgment of the Committee is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the
     Participant's condition.

          (i) "Director" means a member of the Board.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (k) "Fair Market Value" means with respect to Stock or any other property, the fair market value of such Stock or other property as determined by the Board in its discretion, under one of the following methods: (i) the average of the closing bid and asked prices for the Stock as reported on the Nasdaq National Market (or any national securities exchange on which the Stock is then listed) for that date or, if no prices are so reported for that date, such prices on the next preceding date for which closing bid and asked prices were reported; or (ii) the price as determined by such methods or procedures as may be established from time to time by the Board.

          (l) "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange
     Act, or any successor definition adopted by the Board.

          (m) "Non-Qualified Stock Option" means an Option that is not intended to be an incentive stock option as defined in Section 422 of the Code or any successor provision thereto.

          (n) "Officer" means an employee of the Company or any Subsidiary who is an "officer" as defined in Rule 16a-1(f) promulgated under the Exchange
     Act or any successor provision thereto.

          (o) "Option" means a right granted to a Participant under Article 7 to purchase Stock at a specified price during specified time periods. All
     Options granted under this Plan are Non-Qualified Stock Options.

          (p) "Participant" means a person who, as an employee, officer, or executive of, or consultant or advisor providing services to, the Company or any Subsidiary, has been granted an Award under the Plan.

          (q) "Plan" means the Integrated Information Systems, Inc. 2001
     Broad-Based Stock Incentive Plan.

          (r) "Restricted Stock Award" means Stock granted to a Participant under Article 8 that is subject to certain restrictions and to risk of forfeiture.

          (s) "Securities Act" means the Securities Act of 1933, as amended.

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          (t) "Stock" means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to
     Article 10.

          (u) "Subsidiary" means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

                                   ARTICLE 4
                                 ADMINISTRATION

     4.1 COMMITTEE. The Plan shall be administered by the Board of Directors or, to the extent required to comply with Rule 16b-3 promulgated under the Exchange
Act, a Committee that is appointed by, and serves at the discretion of, the
Board. Any Committee shall consist of at least two individuals who are members of the Board and are Non-Employee Directors, except as may be otherwise permitted under Section 16 of the Exchange Act and the regulations and rules promulgated thereunder. For purposes of this Plan, reference to the Board shall refer to the Board or the Committee, as the case may be. Reference to the
Committee shall refer to the Board if the Board does not appoint a Committee.

     4.2 ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

     4.3 AUTHORITY OF COMMITTEE. Subject to any specific designation in the Plan and to Section 4.4 below, the Committee has the exclusive power, authority and discretion to:

          (a)  Designate Participants to receive Awards;

          (b) Determine the type or types of Awards to be granted to each
     Participant;

          (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d) Determine the terms and conditions of any Award granted under the
     Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any provisions related to non-competition or non-solicitation and recapture of gain on an Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

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          (e) Amend, modify, or terminate any outstanding Award, with the
     Participant's consent unless the Committee has the authority to amend, modify, or terminate an Award without the Participant's consent under any other provision of the Plan;

          (f) Determine whether, to what extent, and under what circumstances an
     Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (h) Decide all other matters that must be determined in connection with an Award;

          (i) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (j) Interpret the terms of, and any matter arising under, the Plan or any Award Agreement; and

          (k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

     4.4 CEO GRANTS. The Company's Chief Executive Officer has the same power, authority and discretion as the Committee under Section 4.3 to grant Awards pursuant to which a maximum of 500,000 shares of Stock may be awarded to any one individual; provided that the recipients of such Awards are not Officers or
Directors (other than Non-Employee Directors). When the Chief Executive Officer
is acting as the Committee under this Plan, references in the Plan to the
Committee will be deemed to refer to the Chief Executive Officer.

     4.5 DECISIONS BINDING. The Committee's interpretation of the Plan, any
Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                                   ARTICLE 5
                           SHARES SUBJECT TO THE PLAN

     5.1 NUMBER OF SHARES. Subject to adjustment provided in Section 10.1, the aggregate number of shares of Stock reserved and available for grant under the
Plan shall be 6,000,000.

     5.2 LAPSED AWARDS. To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan.

     5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

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     5.4 BROADLY-BASED PLAN REQUIREMENTS. At least a majority of the shares of
Stock awarded under this Plan (or shares of Stock underlying Options awarded under this Plan) during the shorter of (i) the three-year period commencing on the date the Plan is adopted by the Company, and then on each anniversary thereafter during the term of the Plan, or (ii) the term of the Plan, shall be made to employees of the Company who are not Officers or Directors.

                                   ARTICLE 6
                          ELIGIBILITY AND PARTICIPATION

     6.1 ELIGIBILITY.

          (a) GENERAL. Persons eligible to participate in this Plan include all employees, Officers, and executives of the Company or a Subsidiary, as determined by the Committee.

          (b) FOREIGN PARTICIPANTS. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the
     Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 5.1 of the Plan.

     6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the
Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award; provided, however, that the Plan is intended to be a broadly-based plan and, therefore, participation in the Plan must satisfy the requirements of Section 5.4 such that less than 50% of the shares of Stock awarded or underlying Options awarded under this Plan shall be made to Officers and Directors (whether or not employees). No individual shall have any right to be granted an Award under this Plan.

                                   ARTICLE 7
                                  STOCK OPTIONS

     7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (a) EXERCISE PRICE. The exercise price per share of Stock under an
     Option shall be determined by the Committee and set forth in the Award
     Agreement. It is the intention under the Plan that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant; provided, however that the Committee may, in its discretion, grant
     Options with an exercise price of less than Fair Market Value on the date of grant.

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          (b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The
     Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.
     Unless otherwise provided in an Award Agreement, an Option will lapse immediately if a Participant's employment or services are terminated for
     Cause.

          (c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock (through actual tender or by attestation), or other property (including broker-assisted
     "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

          (d) EVIDENCE OF GRANT. All Options shall be evidenced by a written
     Award Agreement between the Company and the Participant. The Award
     Agreement shall include such additional provisions as may be specified by the Committee.

                                   ARTICLE 8
                             RESTRICTED STOCK AWARDS

     8.1 GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

     8.2 ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote
Restricted Stock or the right to receive dividends on the Restricted Stock).
These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

     8.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited, provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

     8.4 CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the
Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

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                                   ARTICLE 9
                         PROVISIONS APPLICABLE TO AWARDS

     9.1 STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

     9.2 EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another
Award, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

     9.3 TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee.

     9.4 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the
Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, promissory note, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

     9.5 LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a
Subsidiary. Except as otherwise provided by the Committee, no Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

     9.6 BENEFICIARIES. Notwithstanding Section 9.5, a Participant may, in the
manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any
Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the
Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50%
of the Participant's interest in the Award shall not be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

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     9.7 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Awards, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

     9.8 ACCELERATION UPON A CHANGE OF CONTROL. If a Change of Control occurs, all outstanding Options and other Awards shall become fully exercisable and all restrictions on outstanding Awards shall lapse, unless such Options and Awards are assumed on substantially similar terms as to vesting and exercise price (as adjusted for the Change in Control event) by the acquiring person or entity.
Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

                                   ARTICLE 10
                          CHANGES IN CAPITAL STRUCTURE

     10.1 GENERAL. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. Subject to Section 9.8, in the event the Stock shall be changed into or exchanged for a different number or class of shares of Stock or of shares of another corporation, whether through reorganization, recapitalization, stock split-up or combination of shares, there shall be substituted for each such share of Stock then subject to each Award (and for each share of Stock then subject thereto) the number and class of shares of
Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

                                   ARTICLE 11
                    AMENDMENT, MODIFICATION, AND TERMINATION

     11.1 AMENDMENT, MODIFICATION, AND TERMINATION. With the approval of the
Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that if required to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

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     11.2 AWARDS PREVIOUSLY GRANTED. Except as otherwise provided in the Plan, including without limitation, the provisions of Article 10, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

                                   ARTICLE 12
                               GENERAL PROVISIONS

     12.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

     12.2 NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

     12.3 WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the
Company, an amount sufficient to satisfy Federal, state, and local taxes
(including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With the
Committee's consent, a Participant may elect to have the Company withhold from those Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company's applicable federal, state, local and foreign income and employment tax withholding obligations.

     12.4 NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any Award Agreement
shall interfere with or limit in any way the right of the Company or any
Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any
Subsidiary.

     12.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded"
plan for incentive compensation. With respect to any payments not yet made to a
Participant pursuant to an Award, nothing contained in the Plan or any Award
Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

     12.6 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such

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persons may be entitled under the Company's Certificate of Incorporation or
By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     12.7 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the
Company or any Subsidiary.

     12.8 EXPENSES. The expenses of administering the Plan shall be borne by the
Company and its Subsidiaries.

     12.9 TITLES AND HEADINGS. The titles and headings of the Sections in the
Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     12.10 FRACTIONAL SHARES. No fractional shares of stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

     12.11 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

     12.12 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the
Securities Act, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     12.13 GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Arizona.